PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as amended, modified, waived, supplemented, extended, restated or replaced from time to time, this “Agreement”), is made as of the 15th day of June, 2006, by MMA CAPITAL CORPORATION, a Michigan corporation, as the pledgor (together with its successors and permitted assigns and any other Person that becomes a pledgor under this Agreement, the “Pledgor”), for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the buyer under the Repurchase Agreement referred to below (together with its successors and assigns, the “Purchaser”).

RECITALS

WHEREAS, pursuant to that certain Mortgage Asset Purchase Agreement (together with all exhibits, schedules and annexes thereto), dated as of June 15, 2006 (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Repurchase Agreement”), by and among MMA Realty Capital Repurchase Subsidiary, LLC, a Maryland limited liability company, as the seller (together with its successors and permitted assigns, the “Seller”), the Purchaser, as the purchaser, and Municipal Mortgage & Equity, LLC, a Delaware limited liability company, as a guarantor (together with its successors and permitted assigns, “MunieMae” and, together with any other Person that becomes a guarantor under the Repurchase Documents, the “Guarantors”), the Seller intends to sell and the Purchaser may purchase certain Mortgage Assets (as defined in the Repurchase Agreement) with a simultaneous agreement by the Seller to repurchase those assets upon the terms and subject to the conditions set forth therein; and

WHEREAS, the Seller is a wholly–owned Subsidiary of the Pledgor, and the Pledgor is a direct or indirect Subsidiary of MunieMae;

WHEREAS, the Pledgor will benefit directly or indirectly from the transactions contemplated under the Repurchase Agreement; and

WHEREAS, the Purchaser is unwilling to enter into the Repurchase Agreement or the transactions contemplated thereby without the benefit of this Agreement.

NOW, THEREFORE, based upon the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor, intending to be legally bound, hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

(a) Unless otherwise defined above or in this Article I, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Repurchase Agreement or in the UCC (defined in the Repurchase Agreement).

(b) As used in this Agreement and the schedules, exhibits, annexes or other attachments hereto, unless the context requires a different meaning, the following terms shall have the following meanings:

“Indemnified Amounts”: Defined in Subsection 7.1(a).

“Indemnified Parties”: Defined in Subsection 7.1(a).

“Pledged Collateral”: Defined in Section 2.1.

“Pledged Obligations”: Defined in Section 2.2.

“Securities Act”: The Securities Act of 1933, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Seller”: Defined in the Recitals.

(c) All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in the UCC in the State of New York, and used but not specifically defined herein (including, but not limited to, Certificated Security, Control, Entitlement Order, Financial Asset, Investment Property, Proceeds, Security, Securities Account, Security Entitlement, Securities Intermediary and Uncertificated Security), are used herein as defined in the UCC.

(d) Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

(e)	In this Agreement, unless a contrary intention appears:

	(i)	the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Repurchase Documents;

(iii)	reference to any gender includes each other gender;

(iv)	reference to day or days without further qualification means calendar days;

(v)	reference to any time means Charlotte, North Carolina time;

(vi) reference to any agreement (including any Repurchase Document), document or instrument means such agreement, document or instrument as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time in accordance with the terms thereof and, if applicable, the terms of the other Repurchase Documents, and reference to any promissory note, certificate, instrument or trust receipt includes any promissory note, certificate, instrument or trust receipt that is an extension or renewal thereof or a substitute or replacement therefor;

(vii) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(viii) unless otherwise expressly provided in this Agreement, reference to any notice, request, approval, consent or determination provided for, permitted or required under the terms of the Repurchase Documents with respect to the Seller, the Pledgor, the Guarantors or the Purchaser means, in order for such notice, request, approval, consent or determination to be effective hereunder, such notice, request, approval or consent must be in writing;

(ix) reference herein or in any Repurchase Document to the Purchaser’s discretion shall mean, unless otherwise stated herein or therein, the Purchaser’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever the Purchaser has a decision or right of determination or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove, or any arrangement or term is to be satisfactory or acceptable to or approved by (or any similar language or terms) the Purchaser, the decision of the Purchaser with respect thereto shall be in the sole and absolute discretion of the Purchaser, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein; and

(x) unless otherwise expressly provided in this Agreement, reference to any notice, request, approval, consent or determination provided for, permitted or required under the terms of this Agreement with respect to the Pledgor or the Purchaser means, in order for such notice, request, approval, consent or determination to be effective hereunder, such notice, request, approval or consent must be in writing.

ARTICLE II

SECURITY INTEREST

Section 2.1 Pledge and Grant of Security Interest.

(a) To secure the prompt payment and performance in full when due, whether by lapse of time or otherwise, of the Pledged Obligations, the Pledgor hereby pledges and grants to the Purchaser a continuing security interest in any and all right, title and interest of the Pledgor in and to the following, whether now owned or existing or whether owned, acquired or arising hereafter (collectively, the “Pledged Collateral”):

(i) Pledged Collateral. 100% of the issued and outstanding Equity Interests in the Seller, including, but not limited to, the following:

(A) all dividends, distributions and income from the Equity Interests, all  shares, securities, membership interests or other equity interests representing a dividend on any of the Equity Interests in the Seller, or representing a distribution or return of capital upon or in respect of the Equity Interests in the Seller, or resulting from a stock or membership split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Equity Interests in the Seller; and

(B) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder, in the event of any consolidation or merger involving the issuer of any Equity Interests in the Seller and in which such issuer is not the surviving entity, all shares of each class of the Equity Interests in the successor entity formed by or resulting from such consolidation or merger; and

(C) all right, title and interest of the Pledgor in, to and under the Governing Documents of the Seller or any other agreement or instrument relating to the Pledged Collateral, including, without limitation, (1) all rights of the Pledgor to receive moneys or distributions with respect to the Pledged Collateral due and to become due under or pursuant to such Governing Documents, (2) all rights of the Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Collateral, (3) all claims of the Pledgor for damages arising out of or for breach of or default under such Governing Documents, (4) any right of the Pledgor to perform under such Governing Documents and to compel performance and otherwise exercise all rights and remedies thereunder, and (5) all of the Pledgor’s right, title and interest as a member of the Seller to participate in the operation or management of the Seller and all of the Pledgor’s ownership interests under such Governing Documents;

(ii) Proceeds. All proceeds (as defined in the UCC) and products of any of the foregoing Property of the Pledgor, including, without limitation, any proceeds of insurance thereon, and any proceeds or products constituting “securities”, “accounts”, “general intangibles”, “instruments” and “investment property”, in each case as defined in the UCC, constituting or relating to the foregoing, whenever acquired and in whatever form.

(b) Without limiting the generality of the foregoing pledge and security interest, it is hereby specifically understood and agreed that the Pledgor may from time to time hereafter pledge and deliver additional shares of Equity Interests or other interests in the Seller to the Purchaser as collateral security for the Pledged Obligations. Upon such pledge and delivery to the Purchaser, such additional shares of Equity Interests or other interests in the Seller shall be deemed to be part of the Pledged Collateral and shall be subject to the terms of this Agreement.

Section 2.2 Security for Pledged Obligations.

The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following, whether now existing or hereafter arising or incurred (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Pledged Obligations”): (a) all of the Aggregate Unpaids and other Obligations; and (b) the obligations and liabilities of and amounts owed by the Pledgor under this Agreement, in each case howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several.

Section 2.3 Delivery of the Pledged Collateral; Perfection of Security Interest.

The Pledgor hereby agrees that:

(a) Financing Statements. The Pledgor hereby authorizes the Purchaser to prepare and file such financing statements (including renewal statements) or amendments thereof or supplements thereto or other instruments as the Purchaser may from time to time deem reasonably necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC. The Pledgor shall also execute and deliver to the Purchaser such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents as the Purchaser may reasonably request) and do all such other things as the Purchaser may reasonably deem necessary or appropriate (i) to assure to the Purchaser its security interests hereunder are perfected, including such financing statements (including renewal statements) or amendments thereof or supplements thereto or other agreements or instruments as the Purchaser may from time to time reasonably request (including, without limitation, control agreements or securities intermediary agreements) in order to perfect and maintain the security interests granted hereunder and any other personal property security legislation in the appropriate jurisdictions, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Purchaser of its rights and interests hereunder. The Pledgor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Purchaser without notice thereof to the Pledgor wherever the Purchaser may in its discretion desire to file the same. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Pledged Collateral or any part thereof, or to any of the Pledged Obligations, the Pledgor agrees to execute and deliver all such instruments and to do all such other things as the Purchaser reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Purchaser under the law of such other jurisdiction (and, if the Pledgor shall fail to do so promptly upon the written request of the Purchaser, then the Purchaser may execute any and all such requested documents on behalf of the Pledgor pursuant to the power of attorney granted herein). The Pledgor agrees to mark its books and records (and to cause the issuer of the Pledged Collateral to mark its books and records) to reflect the security interest of the Purchaser in the Pledged Collateral.

(b) Delivery of Certificates and Instruments. The Pledgor shall deliver as security to the Purchaser (i) simultaneously with or prior to the execution and delivery of this Agreement, all certificates and instruments, if any, that constitute Pledged Collateral owned by the Pledgor, and, (ii) to the extent that any conversion is made as described in Subsections 2.3(c) or 4.1(c), simultaneously with or prior to such conversion, all certificates and instruments representing the Pledged Collateral owned by the Pledgor. Prior to delivery to the Purchaser, all such certificates and instruments constituting Pledged Collateral shall be held in trust by the Pledgor for the benefit of the Purchaser pursuant hereto. All such certificates shall be (i) delivered in suitable form for transfer by delivery or (ii) accompanied by, as the Purchaser deems appropriate, (A) duly executed instruments of transfer or endorsements in blank and/or (B) such other instruments or documents as the Purchaser shall reasonably request that are satisfactory to the Purchaser in its reasonable discretion and are consistent with the intent and purpose of this Agreement.

(c) Additional Securities. If the Pledgor shall receive, by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including, without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares of Equity Interests, stock splits, spin–off or split–off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in Equity Interests; or (iv) distributions of Equity Interests or other Equity Interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid–in surplus, then the Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Purchaser, shall segregate same from the Pledgor’s other assets and Property and shall deliver same forthwith to the Purchaser in the exact form received accompanied by duly executed instruments of transfer or assignments in blank that are satisfactory to the Purchaser in its reasonable discretion to be held by the Purchaser as Pledged Collateral and as further collateral security for the Pledged Obligations.

(d) Provisions Relating to Uncertificated Securities, Securities Entitlements and Securities Accounts. The Pledgor shall promptly notify the Purchaser of any Pledged Collateral consisting of an Uncertificated Security or a Securities Entitlement or any Pledged Collateral held in a Securities Account. With respect to any such Pledged Collateral, (i) the Pledgor and the applicable issuer of the Uncertificated Security or the applicable Securities Intermediary shall enter into, upon the request of the Purchaser, an agreement with the Purchaser granting Control to the Purchaser over such Pledged Collateral, such agreement to be in form and substance reasonably satisfactory to the Purchaser and (ii) the Purchaser shall be entitled, upon the occurrence of an Event of Default, to notify the applicable issuer of the Uncertificated Security or the applicable Securities Intermediary that it should exclusively follow the instructions or the Entitlement Orders, respectively, of the Purchaser and no longer follow the instructions or the Entitlement Orders, respectively, of the Pledgor. Upon receipt by a Pledgor of notice from a Securities Intermediary of its intent to terminate the Securities Account of such Pledgor held by such Securities Intermediary, prior to the termination of such Securities Account the Pledged Collateral in such Securities Account shall be (i) transferred to a new Securities Account, upon the request of the Purchaser, which shall be subject to a control agreement as provided above or (ii) transferred to an account held by the Purchaser (in which it will be held until a new Securities Account is established).

Section 2.4 Security Interest Absolute.

All rights of the Purchaser, and the security interest granted hereunder, and all of the obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of:

(a) any lack of validity or enforceability of the Repurchase Agreement or any other Repurchase Document;

(b) any change in any term of all or any of the obligations of the Seller or any of the Guarantors under the Repurchase Agreement or any Repurchase Document, or any other amendment or waiver of or any consent to any departure from any provision of the Repurchase Agreement or the other Repurchase Documents; or

(c) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor (other than payment in full of the Pledged Obligations).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties.

The Pledgor hereby represents and warrants to the Purchaser that, so long as any of the Pledged Obligations remain outstanding or any Repurchase Document is in effect and until all of the Pledged Obligations shall have been terminated:

(a) Organization and Good Standing. The Pledgor has been duly organized, and is validly existing as, a corporation in good standing, under the laws of the State of Michigan, with all requisite corporate, company or partnership power and authority to conduct its business as such business is presently conducted.

(b) Due Qualification. The Pledgor is duly qualified to do business and is in good standing as a corporation, and has obtained all necessary licenses and approvals, in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify will not, and could not reasonably be expected to, have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Pledgor (i) has all necessary power, authority and legal right (A) to execute and deliver this Agreement and (B) to carry out the terms of this Agreement, and (ii) has duly authorized by all necessary corporate action (A) the execution, delivery and performance of this Agreement, and (B) the pledge of the Pledged Collateral on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Pledgor.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Pledgor’s Governing Documents or any material Contractual Obligation, Indebtedness or Guarantee Obligation of the Pledgor, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Pledgor’s assets or Properties pursuant to the terms of any such Contractual Obligation, Indebtedness or Guarantee Obligation or (iii) violate any Applicable Law.

(f) No Proceedings. There is no material litigation, proceeding or investigation pending or, to the best knowledge of the Pledgor, threatened against the Pledgor, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Pledgor, the Pledged Collateral or its assets or Property.

(g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person (including the issuer of an Pledged Collateral) or of any Governmental Authority (if any) required (i) for the due execution, delivery and performance by the Pledgor of this Agreement, (ii) for the pledge made by the Pledgor or for the granting of the security interest by the Pledgor pursuant to this Agreement and (iii) for the exercise by the Purchaser of its rights and remedies hereunder have been obtained, effected or given and are in full force and effect.

(h) Solvency. The Pledgor is not the subject of any Insolvency Proceedings or Insolvency Event. The Transactions under this Agreement do not and will not render the Pledgor not Solvent. The Pledgor has not pledged the Pledged Collateral under this Agreement with the actual intent to hinder, delay or defraud any creditor of the Pledgor and the Pledgor has received reasonably equivalent value in exchange for such pledge.

(i) Location of Offices. The Pledgor’s location (within the meaning of Article 9 of the UCC) is Michigan and its chief executive office is, and since the date of its formation has been, located at 621 E. Pratt Street, Suite 300, Baltimore, Maryland 21202. The office where the Pledgor keeps all the records (within the meaning of Article 9 of the UCC) is at the same address as its chief executive office. The Pledgor’s organizational identification number is 303–234. The Pledgor has not changed its name, whether by amendment of its Governing Documents, by reorganization or otherwise, and has not changed its location within the four (4) months preceding the Closing Date.

(j) Pledgor’s Name. The Pledgor’s exact legal name is set forth on the signature pages to this Agreement. The Pledgor has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.

(k) Value Given. The Pledgor represents and warrants that the Recitals to this Agreement are true and acknowledges the receipt of adequate consideration for the pledge of the Pledged Collateral.

(l) Authorization of Pledged Collateral. The Pledged Collateral is duly authorized and validly issued, is fully paid and non–assessable and is not subject to the preemptive rights of any Person.

(m) Title. The Pledgor has good and indefeasible title to the Pledged Collateral and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8–102 of the UCC with respect to the Pledged Collateral.

(n) Exercising of Rights. The exercise by the Purchaser of its rights and remedies hereunder will not violate any Applicable Law, the terms of the Pledged Collateral or any material Contractual Obligation binding on or affecting the Pledgor or any of its assets or Property.

(o) No Securities. All of the Pledged Collateral consist of interests that do not constitute a Security pursuant to Section 8–103(c) of the UCC. None of the Pledged Collateral (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is Investment Property, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(p) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Purchaser in the Pledged Collateral, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Pledgor. Upon the filing of a UCC financing statement describing the Pledged Collateral in the location of the Pledgor’s state of organization, the Purchaser shall have a first priority perfected security interest in the Pledged Collateral. Except as set forth in this Subsection 3.1(p), no other action is necessary to perfect the Purchaser’s security interest.

(q) UCC Description. The Pledged Collateral constitutes either a “general intangible” or an “instrument” within the meaning of the applicable UCC.

(r) No Other Security Interest. Other than the security interest granted to the Purchaser pursuant to this Agreement, the Pledgor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed, any of the Pledged Collateral. The Pledgor has not authorized the filing of and is not aware of any financing statements against the Pledgor that include a description of collateral covering the Pledged Collateral other than any financing statement relating to the security interest granted to the Pledged Collateral hereunder or that has been terminated. The Pledgor is not aware of any judgment or tax lien filings against the Pledgor.

(s) Taxes. The Pledgor has filed or caused to be filed all material tax returns that are required to be filed by it. The Pledgor has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its assets and Property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Pledgor), except where the failure to so pay such Taxes will not, and could not reasonably be expected to, have a Material Adverse Effect and such failure does not result in a Lien on any of the Pledged Collateral that is not a Permitted Lien, and no tax Lien has been filed and, to the Pledgor’s knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

(t) Investment Company Act. The Pledgor is not required to register as, and is not controlled by, an “investment company” within the meaning of the 40 Act.

(u) ERISA. The present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3 of ERISA, maintained by the Pledgor, or in which employees of the Pledgor are entitled to participate, as from time to time in effect (herein called the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date). No prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Pledgor to any material tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the PBGC instituted proceedings to terminate or appoint a trustee to administer a Pension Plan, and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

(v) No Defaults. No Default or Event of Default has occurred and is continuing under any Repurchase Document.

ARTICLE IV

COVENANTS

Section 4.1 Covenants.

The Pledgor hereby covenants that, so long as any of the Pledged Obligations remain outstanding or any Repurchase Document is in effect and until all of the Pledged Obligations shall have been terminated:

(a) Security Interests. The Pledgor shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Pledged Collateral other than Permitted Liens, whether now existing or hereafter transferred hereunder, or any interest therein, and the Pledgor will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Pledgor will promptly notify the Purchaser of the existence of any Lien other than Permitted Liens on any Pledged Collateral, and the Pledgor shall defend the right, title and interest of the Purchaser in, to and under the Pledged Collateral against all claims of third parties other than Permitted Liens.

(b) Further Assurances. The Pledgor shall promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary and desirable or that the Purchaser may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral (including, without limitation, execution and delivery of one or more control agreements reasonably acceptable to the Purchaser, execution and filing of UCC financing statements and any and all other actions reasonably necessary to satisfy the Purchaser that the Purchaser has obtained a first priority perfected security interest in all Pledged Collateral); (ii) enable the Purchaser to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral; and (iii) otherwise effect the purposes of this Agreement, including, without limitation and if requested by the Purchaser, delivering to the Purchaser irrevocable proxies in respect of the Pledged Collateral.

(c) Amendments. The Pledgor will not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral other than pursuant hereto. The Pledgor will not take any action to convert the Pledged Collateral to interests that constitute a Security pursuant to Section 8–103(c) of the UCC.

(d) Issuance or Acquisition of Equity Interests. The Pledgor shall execute and deliver, or cause to be executed or delivered, to the Purchaser such agreements, documents and instruments as the Purchaser may reasonably require to perfect its security interest in any Equity Interests issued or acquired that consists of an interest that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is Investment Property, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(e) Compliance with Laws. The Pledgor shall comply in all material respects with all Applicable Laws (including securities laws), including, without limitation, those with respect to the Pledged Collateral, and all Contractual Obligations, including those with respect to the Pledged Collateral, all Indebtedness and all Guarantee Obligations, in each case, except where the failure to so comply will not, and could not reasonably be expected to, have a Material Adverse Effect.

(f) Preservation of Company Existence. The Pledgor shall preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and will qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect or a material adverse effect on the Pledgor, the Pledged Collateral or its assets or Property.

(g) Events of Default. The Pledgor shall provide the Purchaser with immediately written notice of the occurrence of each Default and each Event of Default of which the Pledgor has knowledge or has received notice. In addition, no later than two (2) Business Days following the Pledgor’s knowledge or notice of the occurrence of any Default or Event of Default, the Pledgor will provide to the Purchaser an Officer’s Certificate setting forth the details of such event and the action that the Pledgor or any other related Person proposes to take with respect thereto.

(h) Adverse Claims. The Pledgor shall not create, or participate in the creation of, or permit to exist, any Liens in relation to the Pledged Collateral other than as disclosed to the Purchaser and existing as of the date of this Agreement.

(i) Change of Name or Location of Loan Files. The Pledgor shall not change its name, organizational number, identity, structure or jurisdiction of formation or organization, move the location of its principal place of business and chief executive office, or change the offices where it keeps the records (as defined in the UCC) from the location referred to in Subsection 3.1(i), unless the Pledgor has given at least thirty (30) days’ prior written notice to the Purchaser and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Purchaser in the Pledged Collateral.

(j) ERISA Matters. The Pledgor shall not (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor that could subject such Person to a material tax penalty or other liability, (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan, (iii) fail to make any payments to a Multiemployer Plan that the Pledgor or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) terminate any Benefit Plan so as to result in any liability, (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA or (vi) otherwise violate the provisions of ERISA with respect to any Plan.

(k) Inconsistent Agreements. The Pledgor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement containing any provision that would be violated or breached by the performance by the Pledgor under this Agreement.

(l) Payment of Pledged Obligations. The Pledgor shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Pledgor or any of its Subsidiaries, as the case may be, and except where the failure to so pay such obligations will not, and could not reasonably be expected to, have a Material Adverse Effect and such failure does not result in a Lien on any of the Pledged Collateral that is not a Permitted Lien.

ARTICLE V

EVENTS OF DEFAULT

Section 5.1 Events of Default.

The occurrence of an event that under the Repurchase Agreement would constitute a Default or an Event of Default shall be a Default or an Event of Default hereunder.

Section 5.2 Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default, the Purchaser shall have, in respect of the Pledged Collateral, in addition to the rights and remedies provided herein, in the other Repurchase Documents or by Applicable Law, the rights and remedies of a secured party under the UCC or any other Applicable Law.

(b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default, without limiting the generality of this Section and without notice (which the Pledgor expressly waives), the Purchaser may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Purchaser may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with Applicable Law. To the extent permitted by Applicable Law, the Purchaser may in such event bid for the purchase of such securities. The Pledgor agrees that, to the extent notice of sale shall be required by Applicable Law and by Applicable Law the Pledgor may not waive such notice, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Pledgor, in accordance with the notice provisions of Section 7.5 at least seven (7) calendar days before the time of such sale. The Purchaser shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Purchaser may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) [Reserved].

(d) Private Sale. Upon the occurrence of an Event of Default, the Pledgor recognizes that the Purchaser may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Purchaser may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to represent, among other things, to acquire such Pledged Collateral for their own account, for investment purposes and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Purchaser shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act. The Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Purchaser may, in such event, bid for the purchase of such Pledged Collateral.

(e) Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default, the Purchaser may, after providing the notices required by Sections 9–620 and 9–621 (or similar provision) of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of Applicable Law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Pledged Obligations. Unless and until the Purchaser shall have provided such notices, however, the Purchaser shall not be deemed to have retained any Pledged Collateral in satisfaction of the Pledged Obligations for any reason.

(f) Other Security. To the extent that any of the Pledged Obligations are now or hereafter secured by Property other than the Pledged Collateral (including, without limitation, real and other personal Property owned by the Pledgor), or by a guarantee, endorsement or Property of any other Person, then the Purchaser shall have the right to proceed against such other Property, guarantee or endorsement upon the occurrence of any Event of Default, and the Purchaser shall have the right, in its sole discretion, to determine which rights, security, Liens or remedies the Purchaser shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Purchaser’s rights or the Pledged Obligations under this Agreement or under any other of the Repurchase Documents.

(g) Curing Events of Default. Notwithstanding anything contained herein to the contrary, upon the Purchaser’s acceleration of the Obligations under the Repurchase Agreement, neither the Seller, the Pledgor, the Guarantors nor other Person may thereafter cure any Event of Default.

ARTICLE VI

RIGHTS OF THE PURCHASER

Section 6.1 Performance of Pledged Obligations; Advances by Purchaser.

On failure of the Pledgor to perform any of the covenants and agreements contained herein, the Purchaser may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Purchaser may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Purchaser may make for the protection of the security hereof or that the Purchaser may be compelled to make by operation of Applicable Law. All such sums and amounts so expended shall be repayable by the Pledgor promptly upon timely notice thereof and demand therefor, shall constitute additional Pledged Obligations and shall bear interest from the date said amounts are expended at the Post–Default Rate. No such performance of any covenant or agreement by the Purchaser on behalf of the Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgor of any default under the terms of this Agreement or the other Repurchase Documents. The Purchaser may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by the Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

Section 6.2 Rights of the Purchaser.

(a) Power of Attorney. In addition to other powers of attorney contained herein or under the Repurchase Agreement, the Pledgor hereby designates and appoints the Purchaser and each of its designees or agents as attorney–in–fact of the Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence of an Event of Default:

(i) to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral, all as the Purchaser may reasonably determine in respect of the Pledged Collateral;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle, adjust or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as the Purchaser may deem reasonably appropriate in respect of the Pledged Collateral, provided that the same does not impose any civil or criminal liability on the Pledgor;

(iv) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v) to direct any parties liable for any payment under or with respect to any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Purchaser or as the Purchaser shall direct;

(vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii) to sign and endorse any drafts, assignments, proxies, stock or membership powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii) to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Purchaser may determine necessary in order to perfect and maintain the security interests and Liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein;

(ix) to exchange any of the Pledged Collateral or other Property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Purchaser may determine;

(x) to vote for a shareholder, partner or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Purchaser or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to this Agreement or Applicable Law; and

(xi) to do and perform all such other acts and things as the Purchaser may deem to be necessary, proper or convenient in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Pledged Obligations remain outstanding, any Repurchase Document is in effect and until all of the Pledged Obligations shall have been terminated. The Purchaser shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Purchaser in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Purchaser shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney–in–fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Purchaser solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Assignment by the Purchaser. The Purchaser may from time to time assign the Pledged Obligations or any portion thereof and/or the Pledged Collateral or any portion thereof in accordance with the terms of the Repurchase Agreement, and the assignee shall be entitled to all of the rights and remedies of the Purchaser under this Agreement in relation thereto.

(c) The Purchaser’s Duty of Care. Other than the exercise of reasonable care to ensure the safe custody of the Pledged Collateral while being held by the Purchaser hereunder, the Purchaser shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgor shall be responsible for preservation of all rights in the Pledged Collateral, and the Purchaser shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgor. The Purchaser shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Purchaser accords its own Property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Purchaser shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Purchaser has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(d) Voting Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred, to the extent permitted by Applicable Law, the Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Repurchase Agreement; provided, however, that Pledgor shall not exercise or shall refrain from exercising any such right if the Purchaser shall have notified the Pledgor that, in the Purchaser’s judgment, such action would have a material adverse effect on the value of the Pledged Collateral, the Purchased Items, the Purchaser’s Lien or any portion of the foregoing.

(ii) Upon the occurrence of an Event of Default, all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to paragraph (i) of this Subsection 6.2(d) shall cease and all such rights shall thereupon become vested in the Purchaser who shall then have the sole right to exercise such voting and other consensual rights.

(e) Dividend and Distribution Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred, the Pledgor may receive and retain any and all dividends (other than dividends payable in the form of Equity Interests and other dividends constituting Pledged Collateral that are required to be delivered to the Purchaser pursuant to Article II above), distributions or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Repurchase Agreement.

(ii) Upon the occurrence of an Event of Default:

(A) all rights of the Pledgor to receive the dividends, distributions and interest payments that it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this Subsection 6.2(e) shall cease and all such rights shall thereupon be vested in the Purchaser who shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(B) all dividends, distributions and interest payments that are received by the Pledgor contrary to the provisions of clause (A) of this Subsection (ii) shall be received in trust for the benefit of the Purchaser, shall be segregated from other Property or funds of the Pledgor, and shall be forthwith paid over to the Purchaser as Pledged Collateral in the exact form received, to be held by the Purchaser as Pledged Collateral and as further collateral security for the Pledged Obligations.

(f) Release of Pledged Collateral. The Purchaser may release any of the Pledged Collateral from this Agreement or may substitute any of the Pledged Collateral for other collateral without altering, varying or diminishing in any way the force, effect or Lien of this Agreement as to any Pledged Collateral not expressly released or substituted, and this Agreement shall continue as a first priority Lien on all Pledged Collateral not expressly released or substituted.

Section 6.3 Application of Proceeds.

After the exercise of remedies hereunder or under the other Repurchase Documents, any payments in respect of the Pledged Obligations and any proceeds of any Pledged Collateral, when received by the Purchaser in cash or its equivalent, will be applied in reduction of the Pledged Obligations in the order set forth in Section 10.2 of the Repurchase Agreement, and the Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Purchaser shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Purchaser’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Indemnification.

(a) General Indemnity. The Pledgor agrees to hold the Purchaser, the Affected Parties and their Affiliates and the Purchaser’s, the Affected Parties’ and their Affiliates’ officers, directors, shareholders, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Party” and collectively the “Indemnified Parties”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind that may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the “Indemnified Amounts”) relating to or arising out of this Agreement or the Pledged Collateral, or the pledge thereof or the violation of Applicable Law, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or any transaction contemplated hereby, that, in each case, results from anything other than any Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Pledgor agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Indemnified Amounts with respect to the Pledged Collateral relating to or arising out of any violation or alleged violation of, noncompliance with or liability under any law, rule or regulation (including, without limitation, Environmental Laws and securities laws) that, in each case, results from anything other than such Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with the Pledged Collateral for any sum owing thereunder, the Pledgor will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set–off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or obligor thereunder arising out of a breach by the Pledgor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Pledgor. The Pledgor also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s costs, expenses and fees incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement and any transaction contemplated hereby or thereby, including, without limitation, the reasonable fees and disbursements of its counsel. In the case of an investigation, litigation or other proceeding to which the indemnity in this Subsection 7.1(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Seller, any of the Guarantors and/or the Pledgor or any of their officers, directors, shareholders, employees or creditors, an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not any transaction contemplated hereby is consummated.

(b) Indemnity for Securities Liabilities. In the event of any offer and sale described in Section 5.2, the Pledgor agrees to indemnify and hold harmless the Indemnified Parties from and against any loss, fee, cost, expense, damage, liability or claim whatsoever, whether joint or several, as incurred, to which any such Persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus, offering memorandum or other such document delivered, circulated, published or filed in connection with such sale, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading and will reimburse Purchaser and such other Persons for any legal or other expenses reasonably incurred by the Purchaser and such other Persons in connection with any litigation or investigation or proceeding by any Governmental Authority, of any nature whatsoever, commenced or threatened in respect thereof (including all fees, costs and expenses whatsoever reasonably incurred by the Purchaser and such other Persons and counsel for the Purchaser and such other Persons in investigating, preparing for, defending against, providing evidence, producing documents or taking any other action in respect of any such commenced or threatened litigation or any claims asserted). The foregoing indemnity shall be limited solely to information provided by the Pledgor that is contained in such preliminary prospectus, registration statement, prospectus, offering memorandum or other such document delivered, circulated, published or filed in connection with such sale, or any amendment or supplement thereto. This indemnity shall be in addition to any liability that the Pledgor may otherwise have and shall extend upon the same terms and conditions to each Person, if any, that controls the Purchaser or such Persons within the meaning of the Securities Act.

(c) Costs. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Purchaser employs counsel to prepare or consider amendments, waivers or consents with respect to this Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral or exercise any rights or remedies under this Agreement or with respect to the Pledged Collateral, then the Pledgor agrees to promptly pay upon demand any and all such costs, expenses, losses, damages and liabilities of the Purchaser, all of which reasonable costs, expenses, losses, damages and liabilities shall constitute Pledged Obligations hereunder.

(d) Release. To the fullest extent permitted by Applicable Law, the Pledgor hereby releases the Purchaser, the Affected Parties and its successors and assigns, from any liability for any act or omission relating to this Agreement or the Pledged Collateral, except for any liability arising from the gross negligence or willful misconduct of the Purchaser or its officers, employees or agents.

(e) Survival. The indemnities under this Section 7.1 shall be continuing and survive the termination of this Agreement.

Section 7.2 Continuing Agreement.

(a) Termination. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Pledged Obligations remain outstanding or any Repurchase Document is in effect, and until all of the Pledged Obligations thereunder shall have terminated. Upon such payment and termination, this Agreement shall be automatically terminated and the Purchaser shall , upon the request and at the expense of the Pledgor, forthwith release all of the Liens and security interests granted hereunder and shall deliver all UCC termination statements and/or other documents reasonably requested by the Pledgor evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder and all other provisions which by their terms expressly survive termination of this Agreement shall be continuing and shall survive termination of this Agreement.

(b) Continuation. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Pledged Obligations is rescinded or must otherwise be restored or returned by the Purchaser as a preference, fraudulent conveyance or otherwise under any Insolvency Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Pledged Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, any reasonable legal fees and disbursements) incurred by the Purchaser in defending and enforcing such reinstatement shall be deemed to be included as a part of the Pledged Obligations.

Section 7.3 Amendments.

This Agreement and the rights and obligations of the parties hereunder may not be amended, waived or changed orally, but only with the written agreement of the Pledgor and the Purchaser.

Section 7.4 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by Applicable Law.

Section 7.5 Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth below or at such other address as shall be designated by such Person in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited into the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained. The failure of the Purchaser to give any notice required hereunder (if any) shall not affect the liability or obligations of the Pledgor hereunder. Unless otherwise expressly provided in this Agreement, reference to any notice, request, approval, consent or determination provided for, permitted or required under the terms of this Agreement with respect to the Pledgor or the Purchaser means, in order for such notice, request, approval, consent or determination to be effective hereunder, such notice, request, approval or consent must be in writing.

If to the Pledgor:

MMA Capital Corporation 3000 Bayport Drive, Suite 1100 Tampa, Florida 33607 Attention:	Thomas Cornett
Facsimile No.:	(813) 425–8000
Confirmation No.:	(813) 868–8076
with a copy to:
MMA Capital Corporation 621 E. Pratt Street, Suite 300 Baltimore, Maryland 21202 Attention:	Steve Goldberg, General Counsel
Facsimile No.:	(410) 727–5387
Confirmation No.:	(443) 263–2871

If to the Purchaser:

Wachovia Bank, National Association
One Wachovia Center
301 South College Street, NC0166
Charlotte, North Carolina 28288
Attention:	Marianne Hickman
Facsimile No.:	(704) 715–0066
Confirmation No.:	(704) 715–7818
Section 7.6	Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

Section 7.7 Waivers.

(a) THE PLEDGOR KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY PURCHASER, THE AFFECTED PARTIES OR ANY OF THEIR AFFILIATES OR AGENTS.

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT, THE REPURCHASE DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY DEALINGS, COURSE OF DEALINGS, COURSE OF CONDUCT AMONG THEM OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF ANY PARTY, AND NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c) ANY LEGAL ACTION OR PROCEEDING AGAINST ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT OR ANY OTHER REPURCHASE DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST A PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER REPURCHASE DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (c) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e) EXCEPT AS PROHIBITED BY LAW, THE PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE PLEDGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR THE PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL–ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

(f) EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(g) THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER REPURCHASE DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO ANY TRANSACTION ENTERED INTO HEREUNDER OR THEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.8 Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any other Repurchase Document executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto and thereto with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

Section 7.9 Headings.

The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Agreement.

Section 7.10 Survival of Representations and Warranties.

All representations and warranties of the Pledgor hereunder shall survive the execution and delivery of this Agreement and the other Repurchase Documents.

Section 7.11 Binding Effect; Assignment.

This Agreement shall inure to the benefit of and the obligations hereunder shall be binding upon the parties hereto and their respective successors and permitted assigns. The Pledgor may not assign, delegate or otherwise transfer any of its rights, duties or obligations under this Agreement. This Agreement and the Purchaser’s rights hereunder may be assigned, transferred, pledged, participated or otherwise conveyed in the same manner as the Purchaser may do so in Section 13.16 of the Repurchase Agreement.

Section 7.12 Recourse Against Certain Parties.

No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Purchaser or the Pledgor as contained in this Agreement, the Repurchase Documents or any other agreement, instrument or document entered into by the Purchaser, the Pledgor or any such party pursuant hereto or thereto or in connection herewith or therewith shall be had against any administrator of the Purchaser, the Pledgor or any incorporator, Affiliate (direct or indirect), owner, member, partner, stockholder, officer, director, employee, agent or attorney of the Purchaser, the Pledgor or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Purchaser and the Pledgor contained in this Agreement, the Repurchase Documents and all of the other agreements, instruments and documents entered into by it pursuant hereto or thereto or in connection herewith or therewith are, in each case, solely the corporate obligations of the Purchaser and the Pledgor and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Purchaser, the Pledgor or any incorporator, owner, member, partner, stockholder, Affiliate (direct or indirect), officer, director, employee, agent or attorney of the Purchaser, the Pledgor or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of the Purchaser or the Pledgor contained in this Agreement, the Repurchase Documents or in any other such instruments, documents or agreements, or that are implied therefrom.

Section 7.13 Joint and Several Obligations.

(a) At all times during which there is more than one (1) Pledgor under this Agreement, the liability of each Pledgor shall be joint and several and the joint and several obligations of each Pledgor under this Agreement and, as applicable, the other Repurchase Documents (a) (i) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all the Pledged Obligations shall have been paid and satisfied in full and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by the Purchaser, and (ii) until such payment has been made and such obligations satisfied, shall not be discharged, affected, modified or impaired on the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Pledgor or any other Person, (A) the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the obligations or agreements of any Seller, the Guarantors or the Pledgor under the Repurchase Agreement or any Repurchase Document, (B) the failure to give notice to the Seller, the Guarantors or the Pledgor of the occurrence of an Event of Default under any of the Repurchase Documents, (C) the release, substitution or exchange by the Purchaser of any or all of the Purchased Items and/or Pledged Collateral (whether with or without consideration) or the acceptance by the Purchaser of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (D) the release of any Person primarily or secondarily liable for all or any part of the Pledged Obligations, whether by the Purchaser or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting any or all of the Seller, the Guarantors, the Pledgor or any other Person who, or any of whose assets or Property, shall at the time in question be obligated in respect of the Obligations, the Pledged Obligations or any part of the foregoing, or (E) to the extent permitted by Applicable Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 7.13, result in the release or discharge of any or all of the Pledgors from the performance or observance of any obligation, covenant or agreement contained in the Repurchase Agreement or the Repurchase Documents; (b) each Pledgor expressly agrees that the Purchaser shall not be required first to initiate any suit or to exhaust its remedies against the Seller, the Guarantors, the Pledgor or any other Person to become liable, or against any of the Purchased Items or the Pledged Collateral, in order to enforce this Agreement or the Repurchase Documents and each Pledgor expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Pledgor shall be and remain directly and primarily liable for all sums due under this Agreement or any of the Repurchase Documents; and, (c) on disposition by the Purchaser of any assets or Property encumbered by any Purchased Items or the Pledged Collateral, each Pledgor shall be and shall remain jointly and severally liable for any deficiency.

(b) Each Pledgor hereby agrees that, to the extent another Pledgor shall have paid more than its proportionate share of any payment made hereunder, the Pledgor shall be entitled to seek and receive contribution from and against any other Pledgor which has not paid its proportionate share of such payment; provided however, that the provisions of this Section 7.13 shall in no respect limit the obligations and liabilities of a Pledgor to the Purchaser, and, notwithstanding any payment or payments made by each Pledgor (the “paying Pledgor”) hereunder or any set-off or application of funds of the paying Pledgor by the Purchaser, the paying Pledgor shall not be entitled to be subrogated to any of the rights of the Purchaser against any other Pledgor or any collateral security or guarantee or right of offset held by the Purchaser, nor shall the paying Pledgor seek or be entitled to seek any contribution or reimbursement from the other Pledgor in respect of payments made by the paying Pledgor hereunder, until all amounts owing to the Purchaser by the Pledgor under this Agreement and the other Repurchase Documents are paid in full. If any amount shall be paid to the paying Pledgor on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the paying Pledgor in trust for the Purchaser, segregated from other funds of the paying Pledgor, and shall, forthwith upon receipt by the paying Pledgor, be turned over to the Purchaser in the exact form received by the paying Pledgor (duly indorsed by the paying Pledgor to the Purchaser, if required), to be applied against amounts owing to the Purchaser by the Pledgor under this Agreement and the other Repurchase Documents, whether matured or unmatured, in such order as the Purchaser may determine in its discretion.

[Remainder Of This Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE PLEDGOR:

MMA CAPITAL CORPORATION,

a Michigan corporation

By: /s/ Charles M. Pinckney

Name: Title:	Charles M. Pinckney Executive Vice President

MMA Capital Corporation
3000 Bayport Drive, Suite 1100
Tampa, Florida 33607
Attention: Thomas Cornett
Facsimile No.: (813) 425–8000
Confirmation No.: (813) 868–8076

with a copy to:

MMA Capital Corporation
621 E. Pratt Street, Suite 300
Baltimore, Maryland 21202
Attention: Steve Goldberg, General Counsel
Facsimile No.: (410) 727–5387
Confirmation No.: (443) 263–2871

[Signatures Continued on the Following Page]

AGREED TO AND ACCEPTED:

THE PURCHASER:

WACHOVIA BANK, NATIONAL ASSOCIATION

By: Name: Title:	/s/ Joseph F. Cannon Joseph F. Cannon Vice President

Wachovia Bank, National Association
One Wachovia Center, Mail Code: NC0166
301 South College Street
Charlotte, North Carolina 28288
Attention: Marianne Hickman
Facsimile No.: (704) 715–0066
Confirmation No.: (704) 715–7818